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                                                                    EXHIBIT 99.1

                          CONSENT OF DIRECTOR NOMINEE

    I, Cindy B. Brown, consent to being named as a Director Nominee in the Registration Statement on Form S-1 of TriStar Aerospace Co., a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission relating to the offering by certain securityholders of the Company's Common Stock.

                                          __________/s/ CINDY B. BROWN__________
                                                      Cindy B. Brown

April 3, 1998